Exhibit 23(d)



                   Amendment to Investment Advisory Agreement

                                  Amendment to

                          Investment Advisory Agreement

                                     between

                               Orchard Series Fund

                                       and

                           G W Capital Management, LLC

        The following amendment is made to the Investment Advisory Agreement between Orchard Series Fund and G W Capital Management, LLC dated December 5, 1997 ("the Agreement"), and is hereby incorporated into and made a part of the
Agreement:

        Article I, Section A is amended by adding the following:

        Orchard DJIA Index Fund
        Orchard NASDAQ-100 Index Fund

        Article II, Section A is amended by adding the following to the schedule:

        Orchard DJIA Index Fund             0.60%
        Orchard NASDAQ-100 Index Fund       0.60%

        IN WITNESS WHEREOF, the parties hereto have caused this amending agreement to be executed in duplicate, in their names and on their behalf by and through their duly authorized officers as of the 15th day of August , 2000.

                               ORCHARD SERIES FUND


Attest: /s/ Beverly A. Byrne                  By: /s/ W.T. McCallum
       ----------------------------            ------------------------
Name:  Beverly A. Byrne                       Name:  W.T. McCallum
                                              Title:   President

                           G W CAPITAL MANAGEMENT, LLC


Attest: /s/ D.G. McLeod                       By: /s/ J.T. Hughes
       -----------------------------             ------------------------
Name:   D.G. McLeod                           Name: J.T. Hughes
                                              Title:  President